  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998

                                                     REGISTRATION NO. 333-59097
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 4 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                   EBAY INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              7389                            77-0430924
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                ---------------

                        2005 HAMILTON AVENUE, SUITE 350
                          SAN JOSE, CALIFORNIA 95125
                                (408) 369-4830
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                GARY F. BENGIER
             CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OPERATIONS
                        2005 HAMILTON AVENUE, SUITE 350
                          SAN JOSE, CALIFORNIA 95125
                                (408) 369-4830
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
       LAIRD H. SIMONS III, ESQ.            WILLIAM H. HINMAN, JR., ESQ.
       MATTHEW P. QUILTER, ESQ.                  SHEARMAN & STERLING
        JEFFREY R. VETTER, ESQ.                 555 CALIFORNIA STREET
        TYLER R. COZZENS, ESQ.             SAN FRANCISCO, CALIFORNIA 94104
        DOROTHY L. HINES, ESQ.                     (415) 616-1100
          FENWICK & WEST LLP
         TWO PALO ALTO SQUARE
      PALO ALTO, CALIFORNIA 94306
            (650) 494-0600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses to be paid by the Company in connection with the sale of the shares of Common Stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee.

   Securities and Exchange Commission registration fee................ $ 18,998
   NASD filing fee....................................................    6,940
   Nasdaq National Market filing fee..................................   50,000
   Accounting fees and expenses.......................................  200,000
   Legal fees and expenses............................................  400,000
   Printing and engraving expenses....................................  175,000
   Blue sky fees and expenses.........................................   10,000
   Transfer agent and registrar fees and expenses.....................    5,000
   Miscellaneous......................................................  109,062
                                                                       --------
     Total............................................................ $975,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

  As permitted by the DGCL, the Registrant's Amended and Restated Certificate of Incorporation, which will become effective upon the closing of this offering, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by the DGCL, the Registrant's Amended and Restated Bylaws, which will become effective upon the closing of this offering, provide that
(i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions and (iii) the rights conferred in the Amended and Restated Bylaws are not exclusive.

  Prior to the completion of this offering, the Registrant intends to enter into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

  Reference is also made to Section 8 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

  The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance.

  See also the undertakings set out in response to Item 17.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                  EXHIBIT
                                  DOCUMENT                                NUMBER
                                  --------                                ------
   Form of Underwriting Agreement........................................  1.01
   Registrant's Amended and Restated Certificate of Incorporation........  3.01
   Registrant's Amended and Restated Bylaws..............................  3.05
   Investor Rights Agreement dated June 20, 1997.........................  4.02
   Form of Indemnity Agreement........................................... 10.01

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following table sets forth information regarding all securities sold by the Registrant since its inception on May 13, 1996. All share numbers reflect a 3-for-1 stock split to be effected immediately prior to the effectiveness of this offering. For clarity of presentation, share numbers for the transactions described below are adjusted for this proposed stock split and reflect a split of both Common and Preferred Stock since, although not actually split, each share of Preferred Stock will convert into three shares of Common Stock upon the closing of this offering.

                                                              NUMBER OF     AGGREGATE PURCHASE PRICE
  CLASS OF PURCHASERS     DATE OF SALE  TITLE OF SECURITIES   SECURITIES    AND FORM OF CONSIDERATION
  -------------------     ------------ ---------------------  ----------    -------------------------
Pierre M. Omidyar              5/20/96 Common Stock           14,700,000(1)    $14,262 consisting of
                                                                               cash of $10,167 and
                                                                               accounts receivable
                                                                               of $4,095 from
                                                                               Founder's sole
                                                                               proprietorship.
Pierre M. Omidyar             12/12/96 Series A Preferred      5,029,425       In exchange for
                                       Stock                                   4,500,000 of the
                                                                               above listed shares
                                                                               of Common Stock
Jeffrey S. Skoll              12/12/96 Common Stock           10,200,000       $68,000 Promissory
                                                                               Note due December 31,
                                                                               2002 with simple
                                                                               interest at 6% per
                                                                               year
Benchmark Capital              6/27/97 Series B Preferred      3,000,000       $3,000,000 cash
 Partners, L.P. and                    Stock and Warrants to
 Benchmark Founders'                   purchase 1,200,000
 Fund, L.P.                            shares of Series B
                                       Preferred Stock at
                                       $1.67 per share
Ramsey/Beirne                  3/13/98 Series B Preferred         46,248       In exchange for
 Associates, Inc.                      Stock                                   certain executive
                                                                               recruiting services
                                                                               provided to the
                                                                               Company valued at
                                                                               $92,496.
Benchmark Capital               5/7/98 Series B Preferred      1,200,000       $2,000,000 cash
 Partners, L.P. and                    Stock (Warrant
 Benchmark Founders'                   Exercise)
 Fund, L.P.
Scott D. Cook                  6/30/98 Common Stock              107,250       $1,001,000 cash
Howard D. Schultz              6/30/98 Common Stock (option      150,000       $1,050,000 cash and
                                       exercise)                               $350,000 Promissory
                                                                               Note due December 1,
                                                                               2002 with interest at
                                                                               8% per year
Maveron Equity Partners,       6/30/98 Common Stock              107,250       $1,001,000 cash
 L.P.
Walter Carroll                 6/30/98 Common Stock              142,848       Issued in exchange
 Thomas Duvall                                                                 for all of the
 Robert Ratterman                                                              outstanding shares of
 Christopher Downie                                                            Jump Incorporated
                                                                               acquired by
                                                                               Registrant
Employees/optionees           1/23/98- Common Stock (option    6,342,333(2)    $1,410,544 cash and
                               6/30/98 exercises)                              Promissory Notes

--------
(1) In December 1996, 4,500,000 of these shares were exchanged for shares of Series A Preferred Stock.
(2) Of these shares, 382,806 have been repurchased by the Registrant for an aggregate purchase price of $123,584.

  All sales of Common Stock made pursuant to the exercise of stock options granted under the 1996 Plan and the 1997 Plan to Registrant's officers, directors, employees and consultants were made in reliance on Rule 701 under the Securities Act or on Section 4(2) of the Securities Act.

  All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed herewith:

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.01   Form of Underwriting Agreement.*
  2.01   Agreement and Plan of Merger by and between eBay, Inc., a California corporation, and Registrant.*
  2.02   Agreement and Plan of Merger and Reorganization among Registrant, Jump
         Acquisition Sub, Inc., Jump Incorporated and certain shareholders of
         Jump Incorporated dated as of June 30, 1998.*
  3.01   Registrant's Certificate of Incorporation.*
  3.02   Registrant's Certificate of Designation of Preferred Stock.*
  3.03   Form of Registrant's Certificate of Amendment of Certificate of
         Incorporation.*
  3.04   Form of Registrant's Amended and Restated Certificate of Incorporation
         to be effective upon the closing of this offering.*
  3.05   Registrant's Bylaws.*
  3.06   Form of Registrant's Amended and Restated Bylaws to be effective immediately upon the closing of this offering.
  3.07   Form of Certificate of Elimination of Series A, Series B and Series B1
         Preferred Stock.*
  4.01   Form of Specimen Certificate for Registrant's Common Stock.*
  4.02   Investor Rights Agreement, dated June 20, 1997, between the Registrant and certain stockholders named therein.*
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01   Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers.*
 10.02   Registrant's 1996 Stock Option Plan and related documents.*
 10.03   Registrant's 1997 Stock Option Plan and related documents.*
 10.04   Registrant's 1998 Equity Incentive Plan and related documents.*
 10.05   Registrant's 1998 Directors Stock Option Plan and related documents.*
 10.06   Registrant's 1998 Employee Stock Purchase Plan.*
 10.07   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated September 30, 1996, as amended through March 1998.*
 10.08   Sublease between Information Storage Devices, Inc., a California corporation, and Registrant dated August 4, 1997.*
 10.09   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated April 10, 1998, as amended June 9, 1998.*
 10.10   Imperial Bank Starter Kit Loan and Security Agreement dated July 20,
         1997 between Imperial Bank and Registrant.*
 10.11   Intellectual Property Security Agreement dated July 20, 1997 between
         Imperial Bank and Registrant.*
 10.12   Exodus Communications, Inc. Internet Services and Products Agreement
         and Co-Location Addendum effective as of May 1, 1997.*
 10.13   License Agreement between Thunderstone Software and Registrant.*

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.14   Employment Letter Agreement dated October 16, 1996 between Jeffrey
         Skoll and Registrant.*
 10.15   Employment Letter Agreement dated December 9, 1996 between Michael
         Wilson and Registrant.*
 10.16   Employment Letter Agreement dated August 8, 1997 between Steven Westly and Registrant.*
 10.17   Employment Letter Agreement dated September 15, 1997 between Gary
         Bengier and Registrant.*
 10.18   Employment Letter Agreement dated January 16, 1998 between Margaret C.
         Whitman and Registrant.*
 10.19   Employment Letter Agreement dated August 14, 1998 between Brian T.
         Swette and Registrant.*
 10.20   Employment Letter Agreement dated August 20, 1998 between Michael R.
         Jacobson and Registrant.*
 21.01   List of Subsidiaries.*
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02   Consent of PricewaterhouseCoopers LLP, independent accountants.*
 24.01   Power of Attorney.*
 27.01   Financial Data Schedule.*

--------
 * Previously filed.

  (B) FINANCIAL STATEMENT SCHEDULES.

  No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN JOSE, STATE OF CALIFORNIA, ON THE 23RD DAY OF SEPTEMBER, 1998.

                                          eBay Inc.

                                          By:   /s/ Margaret C. Whitman
                                              _________________________________
                                             MARGARET C. WHITMAN PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

PRINCIPAL EXECUTIVE OFFICER:

     /s/ Margaret C. Whitman            President and Chief     September 23, 1998
-------------------------------------    Executive Officer
         MARGARET C. WHITMAN

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


       /s/ Gary F. Bengier              Chief Financial         September 23, 1998
-------------------------------------    Officer and Vice
           GARY F. BENGIER               President
                                         Operations

ADDITIONAL DIRECTORS:


         Pierre M. Omidyar*             Director                September 23, 1998
-------------------------------------
          PIERRE M. OMIDYAR

           Scott D. Cook*               Director                September 23, 1998
-------------------------------------
            SCOTT D. COOK

          Robert C. Kagle*              Director                September 23, 1998
-------------------------------------
           ROBERT C. KAGLE

         Howard D. Schultz*             Director                September 23, 1998
-------------------------------------
          HOWARD D. SCHULTZ

        /s/ Gary F. Bengier
* By_________________________________
           ATTORNEY-IN-FACT
            GARY F. BENGIER

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.01   Form of Underwriting Agreement.*
  2.01   Agreement and Plan of Merger by and between eBay, Inc., a California corporation, and Registrant.*
  2.02   Agreement and Plan of Merger and Reorganization among Registrant, Jump
         Acquisition Sub, Inc., Jump Incorporated and certain shareholders of
         Jump Incorporated dated as of June 30, 1998.*
  3.01   Registrant's Certificate of Incorporation.*
  3.02   Registrant's Certificate of Designation of Preferred Stock.*
  3.03   Form of Registrant's Certificate of Amendment of Certificate of
         Incorporation.*
  3.04   Form of Registrant's Amended and Restated Certificate of Incorporation
         to be effective upon the closing of this offering.*
  3.05   Registrant's Bylaws.*
  3.06   Form of Registrant's Amended and Restated Bylaws to be effective immediately upon the closing of this offering.
  3.07   Form of Certificate of Elimination of Series A, Series B and Series B1
         Preferred Stock.*
  4.01   Form of Specimen Certificate for Registrant's Common Stock.*
  4.02   Investor Rights Agreement, dated June 20, 1997, between the Registrant and certain stockholders named therein.*
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01   Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers.*
 10.02   Registrant's 1996 Stock Option Plan and related documents.*
 10.03   Registrant's 1997 Stock Option Plan and related documents.*
 10.04   Registrant's 1998 Equity Incentive Plan and related documents.*
 10.05   Registrant's 1998 Directors Stock Option Plan and related documents.*
 10.06   Registrant's 1998 Employee Stock Purchase Plan.*
 10.07   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated September 30, 1996, as amended through March 1998.*
 10.08   Sublease between Information Storage Devices, Inc., a California corporation, and Registrant dated August 4, 1997.*
 10.09   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated April 10, 1998, as amended June 9, 1998.*
 10.10   Imperial Bank Starter Kit Loan and Security Agreement dated July 20,
         1997 between Imperial Bank and Registrant.*
 10.11   Intellectual Property Security Agreement dated July 20, 1997 between
         Imperial Bank and Registrant.*
 10.12   Exodus Communications, Inc. Internet Services and Products Agreement
         and Co-Location Addendum effective as of May 1, 1997.*
 10.13   License Agreement between Thunderstone Software and Registrant.*
 10.14   Employment Letter Agreement dated October 16, 1996 between Jeffrey
         Skoll and Registrant.*
 10.15   Employment Letter Agreement dated December 9, 1996 between Michael
         Wilson and Registrant.*
 10.16   Employment Letter Agreement dated August 8, 1997 between Steven Westly and Registrant.*
 10.17   Employment Letter Agreement dated September 15, 1997 between Gary
         Bengier and Registrant.*
 10.18   Employment Letter Agreement dated January 16, 1998 between Margaret C.
         Whitman and Registrant.*
 10.19   Employment Letter Agreement dated August 14, 1998 between Brian T.
         Swette and Registrant.*
 10.20   Employment Letter Agreement dated August 20, 1998 between Michael R.
         Jacobson and Registrant.*
 21.01   List of Subsidiaries.*
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02   Consent of PricewaterhouseCoopers LLP, independent accountants.*
 24.01   Power of Attorney.*
 27.01   Financial Data Schedule.*

-------
 * Previously filed.